UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of registrant as specified in its charter)

New York	001-32356	81-6124035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, New York 10022

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On November 21, 2014, the effective date of December 22, 2014 was established for a novation agreement (the “Novation Agreement”) between HSBC Bank USA, National Association (the “Outgoing Party”), HSBC Bank plc (the “Incoming Party”) and The Bank of New York Mellon, as trustee (the “Trustee”) of the SPDR® Gold Trust (the “Trust”).

The Novation Agreement, among other things, replaces the Outgoing Party with the Incoming Party as a party to the First Amended and Restated Unallocated Bullion Account Agreement dated as of June 1, 2011 with the Trustee, and the Allocated Bullion Account Agreement dated as of June 1, 2011 with the Trustee, with the Incoming Party to have all of the rights and obligations of the Outgoing Party under such agreements. As a result of the Novation Agreement, the Incoming Party will become the custodian of the Trust’s Gold.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

10.13	Novation Agreement between HSBC Bank USA, National Association, HSBC Bank plc and The Bank of New York Mellon effective as of December 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2014	SPDR® GOLD TRUST
(Registrant)*

	By:	World Gold Trust Services, LLC
as the Sponsor of the Registrant

	By:	/s/ John Adrian Pound
	Name:	John Adrian Pound
	Title:	Chief Financial Officer

*	As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.

EXHIBIT INDEX

Exhibit No.	Description

10.13	Novation Agreement between HSBC Bank USA, National Association, HSBC Bank plc and The Bank of New York Mellon effective as of December 22, 2014.